Exhibit 99.2

TNF Pharmaceuticals Announces Reverse Stock Split For Nasdaq Listing Compliance

New York, NY — August 28, 2025 — TNF Pharmaceuticals, Inc. (Nasdaq: TNFA) (“TNF” or the “Company”), a clinical stage biopharmaceutical company committed to developing novel therapies for autoimmune and inflammatory conditions, today announced that its board of directors has authorized a reverse stock split of the Company’s common stock at a ratio of 1 post-split share for every 100 pre-split shares.

The Company’s common stock will begin trading on a split-adjusted basis upon market open on Tuesday, September 2, 2025. The Company expects to provide operational business updates coinciding with the completion of the reverse stock split.

The new CUSIP number for the Company’s common stock following the reverse stock split is 62856X300. At the effective time of the reverse stock split, every 100 issued and outstanding shares of the Company’s common stock will be combined automatically into 1 share of the Company’s common stock without any change in the par value per share. No fractional shares will be issued in connection with the reverse stock split, and fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share. There will be no change in the par value of $0.001 per share of the common stock as a result of the reverse stock split.

The reverse stock split will reduce the number of shares of the Company’s common stock outstanding as of August 27, 2025, from 178,615,658 shares to 1,786,157 shares. Proportional adjustments will be made to the number of shares of the Company’s common stock issuable upon exercise or conversion of the Company’s equity awards, convertible preferred stock, warrants and other convertible securities as well as the applicable exercise or conversion price.

Stockholders holding their shares in book-entry form or through a bank, broker, or other nominee do not need to take any action in connection with the reverse stock split. Their accounts will be automatically adjusted to reflect the number of shares owned. Beneficial holders are encouraged to contact their bank, broker, or other nominee with any procedural questions. All other stockholders may direct questions to the Company’s transfer agent, Securities Transfer Corporation, 2901 Dallas Pkwy Suite 380, Plano, TX 75093.

About TNF Pharmaceuticals, Inc.

TNF Pharmaceuticals, Inc. (Nasdaq: TNFA), a clinical stage pharmaceutical company committed to extending healthy lifespan, is focused on developing two novel therapeutic platforms that treat the causes of disease rather than only addressing the symptoms. Isomyosamine is a drug platform based on a clinical stage small molecule that regulates the immune system to control TNF-α, which drives chronic inflammation, and other pro-inflammatory cell signaling cytokines. Isomyosamine is being developed to treat diseases and disorders marked by acute or chronic inflammation. The Company’s second drug platform, Supera-CBD, is being developed to treat chronic pain, addiction and epilepsy. Supera-CBD is a novel synthetic derivative of cannabidiol (CBD) and is being developed to address and improve upon the rapidly growing CBD market, which includes both FDA approved drugs and CBD products not currently regulated as drugs. For more information, visit tnfpharma.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the intended effects of the reverse stock split. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the Company’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the timing of, and the Company’s ability to, obtain and maintain regulatory approvals for clinical trials of the Company’s pharmaceutical candidates; the timing and results of the Company’s planned clinical trials for its pharmaceutical candidates; the amount of funds the Company requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the Company operates; the Company’s ability to retain and attract senior management and other key employees; the Company’s ability to quickly and effectively respond to new technological developments; and the Company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the Company’s proprietary rights. A discussion of these and other factors with respect to the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company on April 11, 2025, and subsequent reports that the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Robert Schatz

(646) 421-9523

rschatz@tnfpharma.com

www.tnfpharma.com